KENNEDY WILSON

Q2 2016 | EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL INFORMATION

Kennedy-Wilson Holdings, Inc.
Supplemental Financial Information
For the Quarter Ended June 30, 2016

Cover
The multifamily property depicted on the cover of this earnings release and supplemental financial information is Esprit, Marina Del Rey, CA.

Certain terms used in this release are defined below under the caption "Common Definitions".

Contact: Daven Bhavsar
Director of Investor Relations
(310) 887-3431
dbhavsar@kennedywilson.com	151 S. El Camino Drive
www.kennedywilson.com	Beverly Hills, CA 90212

NEWS RELEASE

KENNEDY WILSON REPORTS SECOND QUARTER 2016 RESULTS
BEVERLY HILLS, Calif. (August 4, 2016) - Kennedy-Wilson Holdings, Inc. (NYSE: KW) today reported results for 2Q-2016:

	2Q		YTD
(Amounts in millions, except per share data)	2016	2015	2016	2015
GAAP Results
GAAP Net (Loss) Income to Common Shareholders	$(1.6)	$31.2	$(9.1)	$27.7
Per Diluted Share	(0.02)	0.27	(0.09)	0.27

Non-GAAP Results
Adjusted EBITDA	$73.5	$112.8	$145.3	$166.5
Adjusted Net Income	43.4	63.0	81.7	93.5
“We were able to deliver a solid quarter highlighted by Property NOI growth across our global multifamily portfolio” said William McMorrow, chairman and CEO of Kennedy Wilson. "Against the backdrop of global uncertainty, we continued to execute our business plan of buying well-located, cash flowing assets and selling a handful of non-core and non-income producing properties."
2Q Highlights

•	Multifamily Same Property Performance: Revenues +8%; NOI +11% - Sixth consecutive quarter with over 10% NOI growth.

•	Pro-rata Property Net Operating Income (NOI): Kennedy Wilson's pro-rata share of 2Q Property NOI (including KWE) grew by 22% to $56 million from Q2-2015.

•
Gains on Sale and Acquisition-Related Gains: GAAP Net income, Adjusted Net Income, and Adjusted EBITDA for the quarter and YTD were impacted by lower gains on sale and acquisition-related gains relative to the prior periods. The Company had the following gains on sale and acquisition-related gains during the three and six months ended June 30, 2016 and 2015:

	2Q 2016		2Q 2015		YTD 2016		YTD 2015
($ amounts in millions)	Consolidated	KW Share	Consolidated	KW Share	Consolidated	KW Share	Consolidated	KW Share
Gain on sale of real estate	$16.1	$8.2	$34.5	$22.5	$54.5	$19.0	$40.1	$23.4
Acquisition-related gains	8.6	6.7	53.1	46.0	8.6	6.7	57.3	46.7
Total	$24.7	$14.9	$87.6	$68.5	$63.1	$25.7	$97.4	$70.1

•
KWE: Kennedy Wilson's ownership in KWE grew to 21.6% as of June 30, 2016 compared to 20.3% as of March 31, 2016 and 18.2% as of December 31, 2015. During the quarter, the Company received 0.2 million shares related to its 1Q-2016 management fee and purchased 1.6 million shares in the open market for $23.6 million. During the quarter, Kennedy Wilson received dividends of $4.7 million compared to $2.7 million during the same period last year from its investment in KWE.

Investments business
For 2Q-2016, the Company's Investments segment reported the following results:

•	Same Property Results: The three- and six- month change in same property multifamily and commercial real estate are as follows:

	2Q-2016 vs. 2Q-2015				YTD-2016 vs. YTD-2015
	Same Property Units / Sq. Ft. (mm)	Occupancy	Revenue	NOI	Same Property Units / Sq. Ft. (mm)	Occupancy	Revenue	NOI
Multifamily	16,648	—%	8.3%	10.5%	16,504	—%	8.5%	10.8%
Commercial	4.7	1.7%	1.1%	0.7%	4.3	1.4%	0.2%	(2.4)%

•	Investment Transactions: The Company, together with its equity partners (including KWE), completed investment transactions of $764 million in 2Q and $1.3 billion YTD:

($ in millions)	Aggregate Purchase / Sale Price
2Q - 2016	Income Producing	Non - income Producing	Total	KW Ownership (1)	Cap Rate (2)
Acquisitions(3)	$362.3	$19.2	$381.5	33.9%	6.8%
Dispositions(4)	340.9	41.4	382.3	16.4%	4.3%
Total			$763.8

YTD - 2016
Acquisitions(3)	$559.5	$32.3	$591.8	30.1%	6.3%
Dispositions(4)	638.7	103.8	742.5	20.5%	4.8%
Total			$1,334.3
*Please see footnotes at the end of the earnings release
Investment Management and Real Estate Services Business
This segment earns fees primarily from its investment management business along with its real estate services activities. For 2Q-2016, the Company's Investment Management and Real Estate Services segment reported the following results:

	2Q		YTD
($ amounts in millions)	2016	2015	2016	2015
GAAP Results
Investment Management, Property Services, and Research Fees	$13.5	$15.5	$32.6	$31.9

Non-GAAP Results
Adjusted Fees (1)(2)	$32.1	$36.7	$62.1	$63.8
Adjusted EBITDA	17.3	20.1	30.1	32.9
(1) Adjusted Fees earned from KWE were $5.8 million and $14.5 million for the three months ended June 30, 2016 and 2015, respectively, and $11.6 million and $19.9 million for the six months ended June 30, 2016 and 2015, respectively. Adjusted Fees includes accrued performance fees related to KWE of $0 for each of the three and six months ended June 30, 2016 and $8.6 million for each of the three and six months ended June 30, 2015.
(2) Adjusted fees includes $15.3 million and $17.3 million for the three months ended June 30, 2016 and 2015, respectively, and $22.8 million and $24.3 million for the six months ended June 30, 2016 and 2015, respectively, of fees earned but eliminated in consolidation.

Share Repurchase
On February 25, 2016, the Company announced a $100 million share repurchase plan authorized by the Company's Board of Directors. During the second quarter of 2016, the Company repurchased 1.2 million shares of common stock for $23 million, resulting in a total of 1.4 million shares repurchased for $28 million since the authorization of the share repurchase plan. Future purchases under the program may be made in the open market, in privately negotiated transactions or otherwise, with the amount and timing of the repurchases depending on market conditions and subject to the Company's discretion.
Brexit
On June 23, 2016, a UK Referendum resulted in an advisory vote to end the UK’s membership in the European Union. Given the short period of time since the referendum result, it is too early to tell what the impact of the decision to leave the EU will be on the real estate investment and leasing markets in the UK. As of June 30, 2016, the Company had 21% of its investment account invested in the UK. Approximately 81% of the Company's UK investments are through KWE. KWE’s UK portfolio includes 218 assets and an extremely diverse tenant base with 95% occupancy and a weighted-average lease to break of 6.3 years. In particular, KWE has no exposure to City of London or Canary Wharf assets and financial services tenants account for a small percentage of NOI and are not based in Central London. In addition, there was a significant decline of the GBP against the USD in the immediate aftermath of the vote.
Foreign Currency Fluctuations and Hedging
During the quarter, the net decrease in equity value related to fluctuations in foreign currency and related hedges (in the GBP, EUR and JPY) was $13 million, including a decrease of $37 million related to investments in foreign currency, offset by an increase of $24 million related to corresponding hedges. Additionally, the Company has received $23 million in cash from unwinding and re-structuring of its hedges during the first six months of 2016.
Subsequent Events
Subsequent to June 30, 2016, the Company acquired a 430-unit wholly-owned multifamily property in the Seattle suburb of Auburn, Washington for $81 million.  The Company invested $19 million of equity (inclusive of closing costs) in the transaction.  During the same period, the Company and its equity partners sold two multifamily properties totaling 680 units located in northern California in separate transactions for gross sales proceeds of $207 million, total net proceeds of $116 million and a total cash profit of $108 million . Kennedy Wilson received $24 million in net proceeds (including promoted interests) from these transactions equating to an approximately $20 million cash profit over the life of these investments and a 3.9x equity multiple to Kennedy Wilson.

Footnotes for investment transactions table
(1) Kennedy Wilson's ownership is shown on a weighted-average basis based upon the aggregate purchase/sale price of each investment and Kennedy Wilson's ownership in each investment at the time of acquisition/disposition. Kennedy Wilson ownership of KWE investment transactions is based upon Kennedy Wilson's 21.6% ownership of KWE as of June 30, 2016.
(2) Cap rate includes only stabilized income-producing properties. During 2Q-2016, one unstabilized income-producing office property was acquired by KWE for $72.1 million. Please see "common definitions" for a definition of cap rate.
(3) The three and six months ended June 30, 2016 includes $223.4 million and $250.0 million of acquisitions by KWE, respectively.

(4)	The three and six months ended June 30, 2016 includes $26.0 million and $249.2 million of dispositions by KWE, respectively.
Conference Call and Webcast Details
Kennedy Wilson will hold a live conference call and webcast to discuss results at 7:00 a.m. PT/ 10:00 a.m. ET on August 5, 2016.
The direct dial-in number for the conference call is (866) 807-9684 for U.S. callers and (412) 317-5415 for international callers. To join the call, please reference Kennedy Wilson.
A replay of the call will be available for one week beginning one hour after the live call and can be accessed by (877) 344-7529 for U.S. callers and (412) 317-0088 for international callers.
The webcast will be available at: http://services.choruscall.com/links/kw160805Z0FyhSag. A replay of the webcast will be available one hour after the original webcast on the Company’s investor relations web site for three months.
About Kennedy Wilson
Kennedy Wilson (NYSE:KW) is a global real estate investment company.  We own, operate, and invest in real estate both on our own and through our investment management platform.  We focus on multifamily and commercial properties located in the Western U.S., UK, Ireland, Spain, Italy and Japan. To complement our investment business, the Company also provides real estate services primarily to financial services clients. For further information on Kennedy Wilson, please visit www.kennedywilson.com.
Forward-Looking Statements
Statements made by us in this report and in other reports and statements released by us that are not historical facts constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are necessarily estimates reflecting the judgment of our senior management based on our current estimates, expectations, forecasts and projections and include comments that express our current opinions about trends and factors that may impact future operating results. Disclosures that use words such as "believe," "anticipate," "estimate," "intend," "could," "may," "plan," "expect," "project" or the negative of these, as well as similar expressions, are intended to identify forward-looking statements. These statements are not guarantees of future performance, rely on a number of assumptions concerning future events, many of which are outside of our control, and involve known and unknown risks and uncertainties that could cause our actual results, performance or achievement, or industry results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties may include the factors and the risks and uncertainties described elsewhere in this report and other filings with the Securities and Exchange Commission (the "SEC"), including the Item 1A "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2015, as amended by our subsequent filings with the SEC. Any such forward-looking statements, whether made in this report or elsewhere, should be considered in the context of the various disclosures made by us about our businesses including, without limitation, the risk factors discussed in our filings with the SEC. Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events, changes in assumptions, or otherwise.

Common Definitions
·     “KWH,” "KW," “Kennedy Wilson,” the "Company," "we," "our," or "us" refers to Kennedy-Wilson Holdings, Inc. and its wholly-owned subsidiaries. The consolidated financial statements of the Company include the results of the Company's consolidated subsidiaries (including KWE).
·    “KWE” refers to Kennedy Wilson Europe Real Estate plc, a London Stock Exchange-listed company that we externally manage through a wholly-owned subsidiary.  In our capacity as external manager of KWE, we are entitled to receive certain (i) management fees equal to 1% of KWE’s adjusted net asset value (EPRA NAV), half of which are paid in cash and the remainder of which is paid are KWE shares; and (ii) performance fees, all of which are paid in KWE shares.  In accordance with U.S. GAAP, the results of KWE are consolidated in our financial statements.  We own an approximately 21.6% equity interest in KWE as of June 30, 2016, and throughout this release and supplemental financial information, we refer to our pro-rata ownership stake (based on our 21.6% equity interest or weighted-average ownership interest during the period, as applicable) in investments made and held directly by KWE and its subsidiaries.

·
"Acquisition-related gains" consist of non-cash gains recognized by the Company or its consolidated subsidiaries upon a GAAP -required fair value measurement due to a business combination. These gains are typically recognized when a loan is converted into consolidated real estate owned and the fair value of the underlying real estate at the time of conversion exceeds the basis in the previously held loan. These gains also arise when there is a change of control of an investment. The gain amount is based upon the fair value of the Company’s or its consolidated subsidiaries' equity in the investment in excess of the carrying amount of the equity immediately preceding the change of control.

·    "Adjusted EBITDA" represents Consolidated EBITDA, as defined below, adjusted to exclude, share-based compensation expense for the Company and EBITDA attributable to noncontrolling interests. Our management uses Adjusted EBITDA to analyze our business because it adjusts Consolidated EBITDA for items we believe do not accurately reflect the nature of our business going forward or that relate to non-cash compensation expense or noncontrolling interests. Such items may vary for different companies for reasons unrelated to overall operating performance. Additionally, we believe Adjusted EBITDA is useful to investors to assist them in getting a more accurate picture of our results from operations. However, Consolidated EBITDA and Adjusted EBITDA are not recognized measurements under GAAP and when analyzing our operating performance, readers should use Consolidated EBITDA and Adjusted EBITDA in addition to, and not as an alternative for, net income as determined in accordance with GAAP. Because not all companies use identical calculations, our presentation of Consolidated EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. Furthermore, Consolidated EBITDA and Adjusted EBITDA are not intended to be a measure of free cash flow for our management’s discretionary use, as they do not remove all non-cash items (such as acquisition-related gains) or consider certain cash requirements such as tax and debt service payments. The amounts shown for Consolidated EBITDA and Adjusted EBITDA also differ from the amounts calculated under similarly titled definitions in our debt instruments, which are further adjusted to reflect certain other cash and non-cash charges and are used to determine compliance with financial covenants and our ability to engage in certain activities, such as incurring additional debt and making certain restricted payments.
·     “Adjusted fees’’ refers to Kennedy Wilson’s gross investment management, property services and research fees adjusted to include fees eliminated in consolidation and Kennedy Wilson’s share of fees in unconsolidated service businesses. Our management uses Adjusted fees to analyze our investment management and real estate services business because the measure removes required eliminations under GAAP for properties in which the Company provides services but also has an ownership interest. These eliminations understate the economic value of the investment management, property services and research fees and makes the Company comparable to other real estate companies that provide investment management and real estate services but do not have an ownership interest in the properties they manage. Our management believes that adjusting GAAP fees to reflect these amounts eliminated in consolidation presents a more holistic measure of the scope of our investment management and real estate services business.
·     “Adjusted Net Asset Value’’ is calculated by KWE as net asset value adjusted to include properties and other investment interests at fair value and to exclude certain items not expected to crystallize in a long-term investment property business model such as the fair value of financial derivatives and deferred taxes on property valuation surpluses.
·   "Adjusted Net Income” represents Consolidated Adjusted Net Income as defined below, adjusted to exclude net income attributable to noncontrolling interests, before depreciation and amortization.
·   "Cap rate” represents the net operating income of an investment for the year preceding its acquisition or disposition, as applicable, divided by the purchase or sale price, as applicable.  Cap rates set forth in this presentation only includes data from income-producing properties. We calculate cap rates based on information that is supplied to us during the acquisition diligence process. This information is often not audited or reviewed by independent accountants and may be presented in a manner that is different from similar information included in our financial statements prepared in accordance with GAAP. In addition, cap rates represent historical performance and are not a guarantee of future NOI. Properties for which a cap rate is provided may not continue to perform at that cap rate.
·    "Consolidated Adjusted Net Income” represents net income before depreciation and amortization, our share of depreciation and amortization included in income from unconsolidated investments and share-based compensation expense.
·   "Consolidated EBITDA" represents net income before interest expense, our share of interest expense included in income from investments in unconsolidated investments, depreciation and amortization, our share of depreciation and amortization included in income from unconsolidated investments, loss on early extinguishment of corporate debt and income taxes.
·     "Consolidated investment account" refers to the sum of Kennedy Wilson’s equity in: cash held by consolidated investments, consolidated real estate and acquired in-place leases gross of accumulated depreciation and amortization, net hedge asset or liability, unconsolidated investments, consolidated loans, and net other assets.
·     "Equity multiple" is calculated by dividing the amount of total distributions received by KW from an investment (including any gains, return of equity invested by KW and promoted interests) by the amount of total contributions invested by KW in such investment. This metric does not take into account management fees, organizational fees, or other similar expenses, all of which in the aggregate may be substantial and lower the overall return to KW. Equity multiples represent historical performance and are not a guarantee of the future performance of investments.
·     "Equity partners" refers to non-wholly-owned subsidiaries that we consolidate in our financial statements under U.S. GAAP, including KWE, and third-party equity providers.
·     "Estimated annualized NOI" is a property-level non-GAAP measure representing the estimated annualized net operating income from each property as of the date shown, inclusive of rent abatements (if applicable).  The calculation excludes depreciation and amortization expense, and does not capture the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures, tenant improvements, and leasing commissions necessary to maintain the operating performance of our properties. Any of the enumerated items above could have a material effect on the performance of our properties. Estimated annualized NOI is not an indicator of the actual annual net operating income that the Company will or expects to realize in any period.  Estimated annualized NOI for properties held by KWE are presented as reported by KWE.  Please also see the definition of "Net operating income" below.
·     "Investment account” refers to the consolidated investment account presented after noncontrolling interest on invested assets gross of accumulated depreciation and amortization.

·
" Investment Management and Real Estate Services Assets under Management" ("IMRES AUM") generally refers to the properties and other assets with respect to which we provide (or participate in) oversight, investment management services and other advice, and which generally consist of real estate properties or loans, and investments in joint ventures. Our IMRES AUM is principally intended to reflect the extent of our presence in the real estate market, not the basis for determining our management fees. Our IMRES AUM consists of the total estimated fair value of the real estate properties and other real estate related assets either owned by third parties, wholly owned by us or held by joint ventures and other entities in which our sponsored funds or investment vehicles and client accounts have invested. Committed (but unfunded) capital from investors in our sponsored funds is not included in our IMRES AUM. The estimated value of development properties is included at estimated completion cost.
·     "Net operating income" or " NOI” is a non-GAAP measure representing the income produced by a property calculated by deducting operating expenses from operating revenues. Our management uses net operating income to assess and compare the performance of our properties and to estimate their fair value. Net operating income does not include the effects of depreciation or amortization or gains or losses from the sale of properties because the effects of those items do not necessarily represent the actual change in the value of our properties resulting from our value-add initiatives or changing market conditions. Our management believes that net operating income reflects the core revenues and costs of operating our properties and is better suited to evaluate trends in occupancy and lease rates.
·     "Noncontrolling interests" represents the portion of equity ownership in a consolidated subsidiary not attributable to Kennedy Wilson.
·     "Pro-Rata" represents Kennedy Wilson's share calculated by using our proportionate economic ownership of each asset in our portfolio, including our 21.6% ownership in KWE as of June 30, 2016. Please also refer to the non-GAAP Balance Sheet and Statements of Operations in our supplemental financial information.
·     "Property net operating income" is a non-GAAP measure calculated by deducting rental and hotel operating expenses from rental and hotel revenues.
·     “Same property” refers to properties in which Kennedy Wilson has an ownership interest during the entire span of both periods being compared.  The same property information presented throughout this report is shown on a cash basis and excludes non-recurring expenses. This analysis excludes properties that are either under development or undergoing lease up as part of our asset management strategy.

Note about Non-GAAP and certain other financial information included in this presentation
In addition to the results reported in accordance with U.S. generally accepted accounting principles ("GAAP") included within this presentation, Kennedy Wilson has provided certain information, which includes non-GAAP financial measures (including, Consolidated EBITDA, Adjusted EBITDA, Consolidated Adjusted Net Income, Adjusted Net Income, Adjusted Net Income Per Basic Share and Adjusted Fees, as defined above). Such information is reconciled to its closest GAAP measure in accordance with the rules of the SEC, and such reconciliations are included within this presentation. These measures may contain cash and non-cash acquisition-related gains and expenses and gains and losses from the sale of real-estate related investments.  Consolidated non-GAAP measures discussed throughout this report contain income or losses attributable to non-controlling interests. Management believes that these non-GAAP financial measures are useful to both management and Kennedy Wilson's shareholders in their analysis of the business and operating performance of the Company. Management also uses this information for operational planning and decision-making purposes. Non-GAAP financial measures are not and should not be considered a substitute for any GAAP measures. Additionally, non-GAAP financial measures as presented by Kennedy Wilson may not be comparable to similarly titled measures reported by other companies. Annualized figures used throughout this release and supplemental financial information, including annualized net operating income, are not an indicator of the actual net operating income that the Company will or expects to realize in any period.

KW-IR

Tables Follow

Kennedy-Wilson Holdings, Inc.
Consolidated Balance Sheets
(Unaudited)
(Dollars in millions)

	June 30, 2016	December 31, 2015
Assets
Cash and cash equivalents	$183.5	$182.6
Cash held by consolidated investments	672.5	549.0
Accounts receivable	79.1	54.7
Real estate and acquired in place lease values, net of accumulated depreciation and amortization	5,894.5	5,797.5
Loan purchases and originations	151.3	299.7
Unconsolidated investments	453.2	444.9
Other assets	262.2	267.2
Total assets	$7,696.3	$7,595.6

Liabilities
Accounts payable	$17.5	$22.2
Accrued expenses and other liabilities	419.0	392.0
Investment debt	3,906.3	3,627.5
Senior notes payable	689.4	688.8
Line of credit	100.0	—
Total liabilities	5,132.2	4,730.5
Equity
Cumulative preferred stock	—	—
Common stock	—	—
Additional paid-in capital	1,216.6	1,225.7
Accumulated deficit	(88.1)	(44.2)
Accumulated other comprehensive loss	(56.6)	(47.7)
Total Kennedy-Wilson Holdings, Inc. shareholders’ equity	1,071.9	1,133.8
Noncontrolling interests	1,492.2	1,731.3
Total equity	2,564.1	2,865.1
Total liabilities and equity	$7,696.3	$7,595.6

Kennedy-Wilson Holdings, Inc.
Consolidated Statements of Operations
(Unaudited)
(Dollars in millions, except share amounts and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenue
Rental	$120.3	$98.3	$240.2	$188.7
Hotel	26.8	23.3	55.9	46.7
Sale of real estate	12.3	—	14.2	2.1
Investment management, property services and research fees	13.5	15.5	32.6	31.9
Loan purchases, loan originations and other	3.6	3.4	5.8	8.8
Total revenue	176.5	140.5	348.7	278.2
Operating expenses
Rental operating	32.8	24.5	63.8	49.1
Hotel operating	23.6	21.8	48.1	43.4
Cost of real estate sold	9.2	—	10.6	1.5
Commission and marketing	1.8	1.8	3.5	3.2
Compensation and related	40.5	44.0	86.2	70.2
General and administrative	11.8	11.8	22.0	21.3
Depreciation and amortization	48.9	38.0	97.3	74.6
Total operating expenses	168.6	141.9	331.5	263.3
Income from unconsolidated investments, net of depreciation and amortization	8.4	17.0	27.6	28.2
Operating income	16.3	15.6	44.8	43.1
Non-operating income (expense)
Gain on sale of real estate	16.1	34.5	54.5	40.1
Acquisition-related gains	8.6	53.1	8.6	57.3
Acquisition-related expenses	(6.3)	(2.0)	(8.4)	(20.1)
Interest expense-investment	(33.6)	(27.2)	(66.1)	(46.6)
Interest expense-corporate	(12.2)	(10.8)	(24.3)	(23.8)
Other income	5.0	2.8	5.7	3.6
(Loss) income before provision for income taxes	(6.1)	66.0	14.8	53.6
Benefit from (provision for) income taxes	3.9	(36.1)	3.4	(28.0)
Net (loss) income	(2.2)	29.9	18.2	25.6
Net loss (income) attributable to noncontrolling interests	1.1	1.9	(26.2)	4.7
Preferred stock dividends and accretion of issuance costs	(0.5)	(0.6)	(1.1)	(2.6)
Net (loss) income attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$(1.6)	$31.2	$(9.1)	$27.7
Basic earnings per share(1)
(Loss) income per basic	$(0.02)	$0.29	$(0.09)	$0.27
Weighted average shares outstanding for basic	109,056,941	103,721,472	109,136,241	97,669,080
Diluted earnings per share(1)
(Loss) income per diluted	$(0.02)	$0.27	$(0.09)	$0.27
Weighted average shares outstanding for diluted	109,056,941	111,428,358	109,136,241	103,936,881
Dividends declared per common share	$0.14	$0.12	$0.28	$0.24
(1) Includes impact of the Company allocating income and dividends per basic and diluted share to participating securities.

Kennedy-Wilson Holdings, Inc.
Consolidated Adjusted Net Income and Adjusted Net Income
(Unaudited)
(Dollars in millions, except share amounts and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Net (loss) income	$(2.2)	$29.9	$18.2	$25.6
Non-GAAP adjustments:
Add back:
Depreciation and amortization	48.9	38.0	97.3	74.6
Kennedy Wilson's share of depreciation and amortization included in unconsolidated investments	5.3	8.4	10.5	17.2
Share-based compensation	14.7	6.8	32.2	14.1
Consolidated Adjusted Net Income	66.7	83.1	158.2	131.5
Less:
Net income attributable to the noncontrolling interests, before depreciation and amortization(1)	(23.3)	(20.1)	(76.5)	(38.0)
Adjusted Net Income	$43.4	$63.0	$81.7	$93.5
(1) Includes $24.4 million and $21.8 million of depreciation and amortization for the three months ended June 30, 2016 and 2015, respectively, and $50.3 million and $42.5 million for the six months ended June 30, 2016 and 2015, respectively.

Consolidated EBITDA and Adjusted EBITDA
(Unaudited)
(Dollars in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Net (loss) income	$(2.2)	$29.9	$18.2	$25.6
Non-GAAP adjustments:
Add back:
Interest expense-investment	33.6	27.2	66.1	46.6
Interest expense-corporate	12.2	10.8	24.3	23.8
Kennedy Wilson's share of interest expense included in unconsolidated investments	6.2	7.2	12.3	13.6
Depreciation and amortization	48.9	38.0	97.3	74.6
Kennedy Wilson's share of depreciation and amortization included in unconsolidated investments	5.3	8.4	10.5	17.2
(Benefit from ) provision for income taxes	(3.9)	36.1	(3.4)	28.0
Consolidated EBITDA	100.1	157.6	225.3	229.4
Add back (less):
Share-based compensation	14.7	6.8	32.2	14.1
EBITDA attributable to noncontrolling interests (1)	(41.3)	(51.6)	(112.2)	(77.0)
Adjusted EBITDA	$73.5	$112.8	$145.3	$166.5
(1) Includes $42.5 million and $53.5 million of depreciation, amortization, taxes and interest for the three months ended June 30, 2016 and 2015, respectively, and $86.0 million and $81.7 million for the six months ended June 30, 2016 and 2015, respectively.

Kennedy-Wilson Holdings, Inc.
Adjusted EBITDA by Segment
(Unaudited)
(Dollars in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Investments	2016	2015	2016	2015
Net income	$21.7	$90.4	$72.9	$98.1
Add back (less):
Interest expense — investment	33.6	27.2	66.1	46.6
Kennedy Wilson's share of interest expense included in unconsolidated investments	6.1	7.0	11.9	13.2
Depreciation, amortization, and taxes	52.1	38.0	101.5	74.6
Kennedy Wilson's share of depreciation and amortization included in unconsolidated investments	4.6	7.7	9.1	15.8
EBITDA attributable to noncontrolling interests (1)	(41.3)	(50.6)	(112.2)	(77.4)
Fees eliminated in consolidation	(15.3)	(17.3)	(22.8)	(24.3)
Adjusted EBITDA	$61.5	$102.4	$126.5	$146.6
(1) Includes $42.5 million and $53.5 million of depreciation, amortization, taxes and interest for the three months ended June 30, 2016 and 2015, respectively, and $86.0 million and $81.7 million for the six months ended June 30, 2016 and 2015, respectively.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Investment Management and Real Estate Services	2016	2015	2016	2015
Net income	$1.2	$2.9	$5.5	$6.4
Add back:
Kennedy Wilson's share of interest expense included in unconsolidated investments	0.1	0.2	0.4	0.4
Kennedy Wilson's share of depreciation and amortization included in unconsolidated investments	0.7	0.7	1.4	1.4
Other operating expenses attributable to noncontrolling interests	—	(1.0)	—	0.4
Fees eliminated in consolidation	15.3	17.3	22.8	24.3
Adjusted EBITDA	$17.3	$20.1	$30.1	$32.9

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Corporate	2016	2015	2016	2015
Net Loss	$(25.1)	$(63.4)	$(60.2)	$(78.9)
Add back:
Interest expense — corporate	12.2	10.8	24.3	23.8
(Benefit from) provision for income taxes	(7.1)	36.1	(7.6)	28.0
Share-based compensation	14.7	6.8	32.2	14.1
Adjusted EBITDA	$(5.3)	$(9.7)	$(11.3)	$(13.0)

NON-GAAP PRO RATA BALANCE SHEETS AND
STATEMENTS OF OPERATIONS

The following pro-rata information is not, and is not intended to be, a presentation in accordance with GAAP. The Pro-Rata Statements of Operations and Balance Sheet reflect our proportionate economic ownership of each asset in our portfolio that we do not wholly own. The amounts shown in the column labeled “Consolidated” reflect the amounts contained in the Company’s consolidated financial statements. The amounts in the column labeled “KW Share of Unconsolidated Investments” were derived on a property-by-property basis by applying to each financial statement line item the ownership percentage interest used to arrive at our share of net income or loss during the period when applying the equity method of accounting to each of our unconsolidated joint ventures. A similar calculation was performed for the amounts in the column labeled “Noncontrolling Interests,” which represents the share of consolidated assets attributable to noncontrolling interests.

We do not control the unconsolidated investments and the presentations of the assets and liabilities and revenues and expenses do not represent our legal claim to such items. The operating agreements of the unconsolidated investments generally provide that partners may receive cash distributions (1) to the extent there is available cash from operations, (2) upon a capital event, such as a refinancing or sale or (3) upon liquidation of the venture. The amount of cash each partner receives is based upon specific provisions of each operating agreement and varies depending on factors including the amount of capital contributed by each partner and whether any contributions are entitled to priority distributions. Upon liquidation of the unconsolidated investments and after all liabilities, priority distributions and initial equity contributions have been repaid, the partners generally would be entitled to any residual cash remaining based on their respective legal ownership percentages. We provide pro rata statements of operations and balance sheets information because we believe it assists investors and analysts in estimating our economic interest in our unconsolidated investments when read in conjunction with the Company’s reported results under GAAP.

The presentation of pro rata financial statements has limitations as an analytical tool. Some of these limitations include:

• The amounts shown on the individual line items were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting and do not necessarily represent our legal claim to the assets and liabilities, or the revenues and expenses; and

• Other companies in our industry may calculate their pro rata interest differently than we do, which limits the usefulness of the amount in our pro rata financial statements as a comparative measure.

Because of these limitations, the pro rata statements of operations and balance sheets should not be considered in isolation or as a substitute for our financial statements as reported under U.S. GAAP. We compensate for these limitations by relying primarily on our U.S. GAAP results and using the pro rata statements of operations and balance sheets only supplementally.

Kennedy-Wilson Holdings, Inc.
Non-GAAP Pro-rata Balance Sheet (1)
(Unaudited)
(Dollars in millions)

	June 30, 2016				December 31, 2015
	GAAP	Non-GAAP	Non-GAAP	Non-GAAP	Non-GAAP
	Consolidated	Noncontrolling Interests (2)	KW Share of Unconsolidated Investments (3)	KW Total Share	KW Total Share (4)
Assets
Cash and cash equivalents	$183.5	$—	$—	$183.5	$182.6
Cash held by consolidated and unconsolidated investments	672.5	(492.0)	16.2	196.7	156.4
Accounts receivable	79.1	(25.9)	1.9	55.1	41.4
Real estate and acquired in place lease values, net of accumulated depreciation and amortization (5)	5,894.5	(3,002.2)	986.7	3,879.0	3,675.2
Loan purchases and originations	151.3	(76.0)	—	75.3	98.7
Unconsolidated investments	453.2	—	(453.2)	—	—
Other assets	262.2	(171.9)	43.0	133.3	133.8
Total assets	$7,696.3	$(3,768.0)	$594.6	$4,522.9	$4,288.1

Liabilities
Accounts payable	$17.5	$(9.6)	$—	$7.9	$7.7
Accrued expenses and other liabilities	419.0	(270.4)	19.0	167.6	165.8
Investment debt	3,906.3	(1,995.8)	575.6	2,486.1	2,292.0
Senior notes payable	689.4	—	—	689.4	688.8
Line of credit	100.0	—	—	100.0	—
Total liabilities	5,132.2	(2,275.8)	594.6	3,451.0	3,154.3
Equity
Total Kennedy-Wilson Holdings, Inc. shareholders’ equity	1,071.9	—	—	1,071.9	1,133.8
Noncontrolling interests	1,492.2	(1,492.2)	—	—	—
Total equity	2,564.1	(1,492.2)	—	1,071.9	1,133.8
Total liabilities and equity	$7,696.3	$(3,768.0)	$594.6	$4,522.9	$4,288.1

(1) Kennedy Wilson's pro-rata balance sheet is provided to depict the Company's share of all balance sheet items inclusive of consolidated and unconsolidated investments.
(2) Represents the portion of equity ownership in a consolidated subsidiary not attributable to Kennedy Wilson.
(3) Represents Kennedy Wilson's pro-rata share of unconsolidated joint-ventures.
(4) Please see reconciliation of KW Total Share as of December 31, 2015 on the next page.
(5) Includes Kennedy Wilson's total share of accumulated depreciation and amortization of $247.5 million (including $316.4 million, $143.2 million and $74.3 million relating to consolidated entities, noncontrolling interests, and unconsolidated investments respectively) and $200.4 million as of June 30, 2016 and December 31, 2015, respectively.

Kennedy-Wilson Holdings, Inc.
Non-GAAP Pro-rata Balance Sheet (1)
(Unaudited)
(Dollars in millions)

	December 31, 2015
	GAAP	Non-GAAP	Non-GAAP	Non-GAAP
	Consolidated	Noncontrolling Interests (2)	KW Share of Unconsolidated Investments (3)	KW Total Share
Assets
Cash and cash equivalents	$182.6	$—	$—	$182.6
Cash held by consolidated and unconsolidated investments	549.0	(409.4)	16.8	156.4
Accounts receivable	54.7	(15.3)	2.0	41.4
Real estate and acquired in place lease values, net of accumulated depreciation and amortization (4)	5,797.5	(3,093.0)	970.7	3,675.2
Loan purchases and originations	299.7	(201.0)	—	98.7
Unconsolidated investments	444.9	(0.7)	(444.2)	—
Other assets	267.2	(189.5)	56.1	133.8
Total assets	$7,595.6	$(3,908.9)	$601.4	$4,288.1

Liabilities
Accounts payable	22.2	(14.5)	—	7.7
Accrued expenses and other liabilities	392.0	(247.8)	21.6	165.8
Investment debt	3,627.5	(1,915.3)	579.8	2,292.0
Senior notes payable	688.8	—	—	688.8
Line of credit	—	—	—	—
Total liabilities	4,730.5	(2,177.6)	601.4	3,154.3
Equity
Total Kennedy-Wilson Holdings, Inc. shareholders’ equity	1,133.8	—	—	1,133.8
Noncontrolling interests	1,731.3	(1,731.3)	—	—
Total equity	2,865.1	(1,731.3)	—	1,133.8
Total liabilities and equity	$7,595.6	$(3,908.9)	$601.4	$4,288.1
(1) Kennedy Wilson's pro-rata balance sheet is provided to depict the Company's share of all balance sheet items inclusive of consolidated and unconsolidated investments.
(2) Represents the portion of equity ownership in a consolidated subsidiary not attributable to Kennedy Wilson.
(3) Represents Kennedy Wilson's pro-rata share of unconsolidated joint-ventures.
(4) Includes Kennedy Wilson's total share of accumulated depreciation and amortization of $200.4 million (including $248.5 million, $116.7 million and $68.6 million relating to consolidated entities, noncontrolling interests, and unconsolidated investments respectively) as of December 31, 2015.

Kennedy-Wilson Holdings, Inc.
Non-GAAP Pro-rata Statements of Operations (1)
(Unaudited)
(Dollars in millions)

	2Q - 2016				2Q - 2015
	GAAP	Non-GAAP	Non-GAAP	Non-GAAP	Non-GAAP
	Consolidated	Noncontrolling Interests (2)	KW Share of Unconsolidated Investments (3)	KW Total Share	KW Total Share (4)
Revenue
Rental	$120.3	$(57.6)	$23.6	$86.3	$75.1
Hotel	26.8	(9.4)	—	17.4	13.9
Sale of real estate	12.3	(1.3)	49.6	60.6	325.0
Investment management, property services and research fees	13.5	15.3	3.4	32.2	36.7
Loan purchases, loan originations and other	3.6	(2.7)	—	0.9	0.9
Total revenue	176.5	(55.7)	76.6	197.4	451.6
Operating expenses
Rental operating	32.8	(13.5)	13.9	33.2	30.3
Hotel operating	23.6	(9.4)	—	14.2	12.7
Cost of real estate sold	9.2	(1.0)	38.8	47.0	301.4
Commission and marketing	1.8	—	—	1.8	1.8
Compensation and related	40.5	(0.2)	0.2	40.5	44.3
General and administrative	11.8	(3.0)	1.0	9.8	11.0
Depreciation and amortization	48.9	(24.5)	5.3	29.7	24.6
Total operating expenses	168.6	(51.6)	59.2	176.2	426.1
Income from unconsolidated investments, net of depreciation and amortization	8.4	(0.3)	(8.1)	—	—
Operating income	16.3	(4.4)	9.3	21.2	25.5
Non-operating income (expense)
Gain on sale of real estate	16.1	(7.9)	(8.2)	—	—
Acquisition-related gains	8.6	(1.9)	—	6.7	46.0
Acquisition-related expenses	(6.3)	4.2	—	(2.1)	(0.7)
Interest expense-investment	(33.6)	17.1	(6.4)	(22.9)	(20.5)
Interest expense-corporate	(12.2)	—	—	(12.2)	(10.8)
Other income (expense)	5.0	(7.0)	(1.7)	(3.7)	(7.1)
Fair Value/Other Adjustments	—	—	7.0	7.0	17.7
(Loss) income before provision for income taxes	(6.1)	0.1	—	(6.0)	50.1
Benefit from (provision for) income taxes	3.9	1.0	—	4.9	(18.3)
Net (loss) income	(2.2)	1.1	—	(1.1)	31.8
Net loss (income) attributable to noncontrolling interests	1.1	(1.1)	—	—	—
Preferred stock dividends and accretion of issuance costs	(0.5)	—	—	(0.5)	(0.6)
Net (loss) income attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$(1.6)	$—	$—	$(1.6)	$31.2

		Reconciliation of Net Income (loss) to Adjusted EBITDA
		Net (loss) income		(1.1)	31.8
		Interest expense-investment		22.9	20.5
		Interest expense-corporate		12.2	10.8
		Depreciation and amortization		29.7	24.6
		(Benefit from) provision for income taxes		(4.9)	18.3
		Share-based compensation		14.7	6.8
		Adjusted EBITDA		$73.5	$112.8
(1) Kennedy Wilson's pro-rata statement of operations is provided to depict the Company's share of all items inclusive of consolidated and unconsolidated investments.
(2) Represents the portion of equity ownership in a consolidated subsidiary not attributable to Kennedy Wilson.
(3) Represents Kennedy Wilson’s pro-rata share of (i) unconsolidated joint ventures; (ii) gross real estate sale proceeds and (iii) gross costs of real estate sold.
(4) Please see reconciliation of KW Total Share as of June 30, 2015 on the next page.

Kennedy-Wilson Holdings, Inc.
Non-GAAP Pro-rata Statements of Operations (1)
(Unaudited)
(Dollars in millions)

	2Q - 2015
	GAAP	Non-GAAP	Non-GAAP	Non-GAAP
	Consolidated	Noncontrolling Interests (2)	KW Share of Unconsolidated Investments (3)	KW Total Share
Revenue
Rental	$98.3	$(49.6)	$26.4	$75.1
Hotel	23.3	(9.4)	—	13.9
Sale of real estate	—	—	325.0	325.0
Investment management, property services and research fees	15.5	17.3	3.9	36.7
Loan purchases, loan originations and other	3.4	(2.5)	—	0.9
Total revenue	140.5	(44.2)	355.3	451.6
Operating expenses
Rental operating	24.5	(6.7)	12.5	30.3
Hotel operating	21.8	(9.1)	—	12.7
Cost of real estate sold	—	—	301.4	301.4
Commission and marketing	1.8	—	—	1.8
Compensation and related	44.0	(0.1)	0.4	44.3
General and administrative	11.8	(2.3)	1.5	11.0
Depreciation and amortization	38.0	(21.8)	8.4	24.6
Total operating expenses	141.9	(40.0)	324.2	426.1
Income from unconsolidated investments, net of depreciation and amortization	17.0	0.4	(17.4)	—
Operating income	15.6	(3.8)	13.7	25.5
Non-operating income (expense)
Gain on sale of real estate	34.5	(12.0)	(22.5)	—
Acquisition-related gains	53.1	(7.1)	—	46.0
Acquisition-related expenses	(2.0)	1.3	—	(0.7)
Interest expense-investment	(27.2)	13.8	(7.1)	(20.5)
Interest expense-corporate	(10.8)	—	—	(10.8)
Other income (expense)	2.8	(8.1)	(1.8)	(7.1)
Fair Value/Other Adjustments	—	—	17.7	17.7
Income before provision for income taxes	66.0	(15.9)	—	50.1
Provision for income taxes	(36.1)	17.8	—	(18.3)
Net income (loss)	29.9	1.9	—	31.8
Net loss (income) attributable to noncontrolling interests	1.9	(1.9)	—	—
Preferred stock dividends and accretion of issuance costs	(0.6)	—	—	(0.6)
Net income (loss) attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$31.2	$—	$—	$31.2

(1) Kennedy Wilson's pro-rata statement of operations is provided to depict the Company's share of all items inclusive of consolidated and unconsolidated investments.
(2) Represents the portion of equity ownership in a consolidated subsidiary not attributable to Kennedy Wilson.
(3) Represents Kennedy Wilson’s pro-rata share of (i) unconsolidated joint ventures; (ii) gross real estate sale proceeds and (iii) gross costs of real estate sold.

Kennedy-Wilson Holdings, Inc.
Non-GAAP Pro-rata Statements of Operations (1)
(Unaudited)
(Dollars in millions)

	Six months ended June 30, 2016				Six months ended June 30, 2015
	GAAP	Non-GAAP	Non-GAAP	Non-GAAP	Non-GAAP
	Consolidated	Noncontrolling Interests (2)	KW Share of Unconsolidated Investments (3)	KW Total Share	KW Total Share (4)
Revenue
Rental	$240.2	$(119.3)	$46.5	$167.4	$141.0
Hotel	55.9	(20.5)	—	35.4	28.2
Sale of real estate	14.2	(2.3)	131.6	143.5	350.8
Investment management, property services and research fees	32.6	22.8	6.8	62.2	63.8
Loan purchases, loan originations and other	5.8	(4.1)	—	1.7	5.2
Total revenue	348.7	(123.4)	184.9	410.2	589.0
Operating expenses
Rental operating	63.8	(26.1)	26.2	63.9	51.8
Hotel operating	48.1	(19.6)	—	28.5	25.3
Cost of real estate sold	10.6	(1.7)	105.2	114.1	320.9
Commission and marketing	3.5	—	—	3.5	3.2
Compensation and related	86.2	(0.5)	0.5	86.2	70.0
General and administrative	22.0	(4.9)	2.0	19.1	19.5
Depreciation and amortization	97.3	(50.4)	10.6	57.5	50.0
Total operating expenses	331.5	(103.2)	144.5	372.8	540.7
Income from unconsolidated investments, net of depreciation and amortization	27.6	(1.0)	(26.6)	—	—
Operating income	44.8	(21.2)	13.8	37.4	48.3
Non-operating income (expense)
Gain on sale of real estate	54.5	(35.5)	(19.0)	—	—
Acquisition-related gains	8.6	(1.9)	—	6.7	46.7
Acquisition-related expenses	(8.4)	5.6	—	(2.8)	(3.9)
Interest expense-investment	(66.1)	33.8	(12.4)	(44.7)	(38.7)
Interest expense-corporate	(24.3)	—	—	(24.3)	(23.2)
Other income (expense)	5.7	(10.1)	(3.1)	(7.5)	(10.0)
Fair Value/Other Adjustments	—	—	21.8	21.8	21.3
Income before provision for income taxes	14.8	(29.3)	1.1	(13.4)	40.5
Benefit from (provision for) income taxes	3.4	2.0	—	5.4	(10.2)
Net income (loss)	18.2	(27.3)	1.1	(8.0)	30.3
Net loss (income) attributable to noncontrolling interests	(26.2)	27.3	(1.1)	—	—
Preferred stock dividends and accretion of issuance costs	(1.1)	—	—	(1.1)	(2.6)
Net (loss) income attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$(9.1)	$—	$—	$(9.1)	$27.7

		Reconciliation of Net Income (loss) to Adjusted EBITDA
		Net (loss) income		(8.0)	30.3
		Interest expense-investment		44.7	38.7
		Interest expense-corporate		24.3	23.2
		Depreciation and amortization		57.5	50.0
		(Benefit from) provision for income taxes		(5.4)	10.2
		Share-based compensation		32.2	14.1
		Adjusted EBITDA		$145.3	$166.5
(1) Kennedy Wilson's pro-rata statement of operations is provided to depict the Company's share of all items inclusive of consolidated and unconsolidated investments.
(2) Represents the portion of equity ownership in a consolidated subsidiary not attributable to Kennedy Wilson.
(3) Represents Kennedy Wilson’s pro-rata share of (i) unconsolidated joint ventures; (ii) gross real estate sale proceeds and (iii) gross costs of real estate sold.
(4) Please see reconciliation of KW Total Share as of June 30, 2015 on the next page.

Kennedy-Wilson Holdings, Inc.
Non-GAAP Pro-rata Statements of Operations (1)
(Unaudited)
(Dollars in millions)

	Six months ended June 30, 2015
	GAAP	Non-GAAP	Non-GAAP	Non-GAAP
	Consolidated	Noncontrolling Interests (2)	KW Share of Unconsolidated Investments (3)	KW Total Share
Revenue
Rental	$188.7	$(98.2)	$50.5	$141.0
Hotel	46.7	(18.5)	—	28.2
Sale of real estate	2.1	(1.0)	349.7	350.8
Investment management, property services and research fees	31.9	24.3	7.6	63.8
Loan purchases, loan originations and other	8.8	(6.7)	3.1	5.2
Total revenue	278.2	(100.1)	410.9	589.0
Operating expenses
Rental operating	49.1	(20.6)	23.3	51.8
Hotel operating	43.4	(18.1)	—	25.3
Cost of real estate sold	1.5	(0.7)	320.1	320.9
Commission and marketing	3.2	—	—	3.2
Compensation and related	70.2	(0.8)	0.6	70.0
General and administrative	21.3	(4.6)	2.8	19.5
Depreciation and amortization	74.6	(41.8)	17.2	50.0
Total operating expenses	263.3	(86.6)	364.0	540.7
Income from unconsolidated investments, net of depreciation and amortization	28.2	(0.7)	(27.5)	—
Operating income	43.1	(14.2)	19.4	48.3
Non-operating income (expense)
Gain on sale of real estate	40.1	(16.7)	(23.4)	—
Acquisition-related gains	57.3	(10.6)	—	46.7
Acquisition-related expenses	(20.1)	16.2	—	(3.9)
Interest expense-investment	(46.6)	21.4	(13.5)	(38.7)
Interest expense-corporate	(23.8)	0.6	—	(23.2)
Other income (expense)	3.6	(9.8)	(3.8)	(10.0)
Fair Value/Other Adjustments	—	—	21.3	21.3
Income before provision for income taxes	53.6	(13.1)	—	40.5
Provision for income taxes	(28.0)	17.8	—	(10.2)
Net income	25.6	4.7	—	30.3
Net loss (income) attributable to noncontrolling interests	4.7	(4.7)	—	—
Preferred stock dividends and accretion of issuance costs	(2.6)	—	—	(2.6)
Net income attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$27.7	$—	$—	$27.7
(1) Kennedy Wilson's pro-rata statement of operations is provided to depict the Company's share of all items inclusive of consolidated and unconsolidated investments.
(2) Represents the portion of equity ownership in a consolidated subsidiary not attributable to Kennedy Wilson.
(3) Represents Kennedy Wilson’s pro-rata share of (i) unconsolidated joint ventures; (ii) gross real estate sale proceeds and (iii) gross costs of real estate sold.

Kennedy-Wilson Holdings, Inc.
Capitalization Summary
(Unaudited)
(Dollars in millions, except share amounts and per share data)

	June 30, 2016	December 31, 2015
Market Data
Common stock price per share (1)	$18.96	$24.08
Common stock and convertible preferred stock:
Basic shares outstanding (1)	112,502,137	114,533,581
Shares of common stock underlying Series B mandatory convertible preferred (2)	3,299,180	3,260,970
Total common stock and convertible preferred stock	115,801,317	117,794,551

Equity Market Capitalization	$2,195.6	$2,836.5

Corporate Debt (3)
Senior notes payable	705.0	705.0
Corporate line of credit	100.0	—
Total corporate debt	805.0	705.0
Total Capitalization	3,000.6	3,541.5
Less: cash and cash equivalents (excluding cash held by consolidated investments)	(183.5)	(182.6)
Total Enterprise Value	$2,817.1	$3,358.9

(1) Basic share count and common stock share price per share as of June 30, 2016 and December 31, 2015, respectively.
(2) $32.5 million of Series B mandatory convertible preferred stock with a mandatory conversion date of November 3, 2018. The conversion price for the Series B mandatory convertible preferred stock was $9.87 and $9.98 per share as of June 30, 2016 and December 31, 2015, respectively, and is subject to further adjustment pursuant to customary anti-dilution provisions.
(3) Excludes $3,906.3 million and $3,627.5 million of consolidated investment debt as of June 30, 2016 and December 31, 2015, respectively.

Kennedy-Wilson Holdings, Inc.
Investment Transactions
(Unaudited)
(Dollars in millions)
Listed below is additional detailed information about the acquisitions and dispositions completed during the three and six months ended June 30, 2016 by Kennedy Wilson and its equity partners, including KWE:

($ in millions)	Aggregate Purchase / Sale Price	KW Ownership (1)	Cap Rate (2)	KW Equity Multiple (3) (4)	KW Cash Profit Over Investment Life (4)
Three Months Ended June 30, 2016
Acquisitions — KW (excluding KWE)	$158.1	51.3%	6.7%
Acquisitions — KWE	223.4	21.6%	6.9%
Total	381.5	33.9%	6.8%

Dispositions — KW (excluding KWE)	356.3	16.0%	4.2%	2.3x	$16.6
Dispositions — KWE	26.0	21.6%	5.3%
Total	$382.3	16.4%	4.3%

Six Months Ended June 30, 2016
Acquisitions — KW (excluding KWE)	$341.8	36.3%	6.1%
Acquisitions — KWE	250.0	21.6%	6.9%
Total	591.8	30.1%	6.3%

Dispositions — KW (excluding KWE)	493.3	19.9%	4.1%	2.2x	$29.6
Dispositions — KWE	249.2	21.6%	6.1%
Total	$742.5	20.5%	4.8%

(1)
Kennedy Wilson's ownership is shown on a weighted-average basis based upon the aggregate purchase/sale price of each investment and Kennedy Wilson's ownership in each investment at the time of acquisition/disposition. Kennedy Wilson ownership of KWE investment transactions is based upon Kennedy Wilson's 21.6% ownership of KWE as of June 30, 2016.

(2)
For acquisitions and dispositions by KW, the cap rate includes only income-producing properties. For the three months ended June 30, 2016, there were $19.2 million of acquisitions and $41.4 million of dispositions of non-income producing assets. For the six months ended June 30, 2016, there were $32.3 million of acquisitions and $103.8 million of dispositions of non-income producing assets. For acquisitions and dispositions by KWE, the cap rate is reported by KWE. Please see "common definitions" for a definition of cap rate and a description of its limitations.

(3)	Please see "common definitions" for a definition of equity multiple and a description of its limitations.

(4)	Excludes sale of non-income producing investments, which totaled $41.4 million and $103.8 million for the three months and six months ended June 30, 2016, respectively.

Kennedy-Wilson Holdings, Inc.
Investment Account - 2016
(Unaudited; Dollars in millions)

The investment account represents the total carrying value of our equity, before depreciation and amortization. Below is a summary of our investment account by product type and geography:

June 30, 2016
Real estate and acquired in-place lease values, gross of accumulated depreciation and amortization of $316.4	$6,210.9
Loan purchases and originations	151.3
Investment debt	(3,906.3)
Cash held by consolidated investments	672.5
Unconsolidated investments(1), gross of accumulated depreciation and amortization of $57.7	495.9
Net hedge liability	(41.5)
Other(2)	24.0
Consolidated investment account	3,606.8
Add back:
Noncontrolling interests on investments, gross of depreciation and amortization of $143.2	(1,635.4)
Investment account	$1,971.4
(1) Excludes $15.0 million related to our investment in a servicing platform in Spain.
(2) Includes the Company's marketable securities, which are part of other assets, as well as net other assets of consolidated investments.

Investment Account Detail at June 30, 2016(1)	Multifamily	Commercial	Loans Secured by Real Estate	Residential and Other	Hotel	Total
Western U.S.	$506.5	$309.6	$66.1	$273.7	$32.4	$1,188.3
Japan	6.9	4.4	—	0.3	—	11.6
United Kingdom	11.5	64.1	—	0.2	—	75.8
Ireland	40.0	27.2	—	43.2	75.4	185.8
Net hedge asset						18.0
KW share of cash held by consolidated investments						49.0
Total excluding KWE	$564.9	$405.3	$66.1	$317.4	$107.8	$1,528.5
KWE:
United Kingdom	$12.9	$278.5	$16.2	$10.8	$10.7	$329.1
Ireland	12.5	105.1	5.5	17.4	8.8	149.3
Italy	—	49.8	—	—	—	49.8
Spain	—	19.8	—	17.4	—	37.2
Other(2)						(122.5)
Total KWE	$25.4	$453.2	$21.7	$45.6	$19.5	$442.9
Grand Total	$590.3	$858.5	$87.8	$363.0	$127.3	$1,971.4
(1) The figures in the investment account detail above include investments that were made and are directly held by KWE based on our 21.6% ownership interest in
KWE as of June 30, 2016.
(2) Includes $136.4 million of KW's share of cash, $(245.6) million of KW's share of unsecured debt, and $(13.3) million of KW's share of hedges.

						Loans Secured by
	Multifamily			Commercial		Real Estate		Residential and Other				Hotel
	Units	Properties	Rentable Sq. Ft.(in millions)	Properties	Rentable Sq. Ft.(in millions)	Current UPB	# of Loans	Acres	Units	Lots	# of Inv.	Hotel Rooms	Acres	Properties
Western U.S.	21,489	75	19.2	31	4.3	$94.0	9	4,248	364	417	31	363	24	2
Japan	2,410	50	0.9	1	—	—	—	—	—	—	1	—	—	—
United Kingdom	204	1	0.1	8	2.3	—	—	—	—	—	1	—	—	—
Ireland	777	4	0.6	2	0.2	—	—	13	—	—	3	265	1	1
Total Excluding KWE	24,880	130	20.8	42	6.8	$94.0	9	4,261	364	417	36	628	25	3
KWE:
United Kingdom	159	1	0.2	218	8.4	110.6	8	—	135	—	1	209	520	1
Ireland	357	2	0.3	26	1.3	124.1	12	3	166	—	1	135	171	1
Spain	—	—	—	17	0.9	—	—	—	2	—	3	—	—	—
Italy	—	—	—	9	1.1	—	—	—	—	—	—	—	—	—
Total KWE	516	3	0.5	270	11.7	$234.7	20	3	303	—	5	344	691	2
Grand Total	25,396	133	21.3	312	18.5	$328.7	29	4,264	667	417	41	972	716	5

Kennedy-Wilson Holdings, Inc.
Investment Account - 2015
(Unaudited)
(Dollars in millions)

December 31, 2015
Real estate and acquired in-place lease values, gross of accumulated depreciation and amortization of $248.5	$6,046.0
Loan purchases and originations	299.7
Investment debt	(3,627.5)
Cash held by consolidated investments	549.0
Unconsolidated investments(1), gross of accumulated depreciation and amortization of $55.8	487.8
Hedge asset	15.2
Other(2)	19.9
Consolidated investment account	3,790.1
Add back:
Noncontrolling interest on investments, gross of accumulated depreciation and amortization of $116.5	(1,847.8)
Investment account	$1,942.3
(1) Excludes $12.9 million related to our investment in a real estate and asset management servicing platform in Spain.
(2) Includes the Company's marketable securities, which are part of other assets as well as net other assets of consolidated investments

Investment Account Detail at December 31, 2015 (1)	Multifamily	Commercial	Loans Secured by Real Estate	Residential and Other	Hotel	Total
Western U.S.	$515.4	$270.6	$66.4	$269.9	$34.7	$1,157.0
Japan	5.8	4.2	—	0.3	—	10.3
United Kingdom	11.2	83.8	0.6	1.8	—	97.4
Ireland	41.0	32.3	—	31.8	72.4	177.5
Net hedge assets						15.9
KW share of cash held by consolidated investments						52.3
Total excluding KWE	$573.4	$390.9	$67.0	$303.8	$107.1	$1,510.4
KWE:
United Kingdom	$12.3	$245.0	$43.6	$10.4	$9.6	$320.9
Ireland	10.9	65.3	5.4	9.3	6.8	97.7
Spain	—	36.4	—	—	—	46.0
Italy	—	43.6	—	9.6	—	43.6
Other (2)						(76.3)
Total KWE	$23.2	$390.3	$49.0	$29.3	$16.4	$431.9
Grand Total	$596.6	$781.2	$116.0	$333.1	$123.5	$1,942.3

	Multifamily			Commercial		Loans Secured by Real Estate		Residential and Other				Hotel
	Units	Properties	Rentable Sq. Ft.(in millions)	Properties	Rentable Sq. Ft.(in millions)	Current UPB	# of Loans	Acres	Units	Lots	# of Inv.	Hotel Rooms	Acres	Properties
Western U.S.	20,464	71	18.4	32	4.7	$95.2	9	4,237	418	670	29	363	24	2
Japan	2,410	50	0.9	1	—	—	—	—	—	—	1	—	—	—
United Kingdom	204	1	0.1	10	2.4	50.3	9	—	29	—	1	—	—	—
Ireland	777	4	0.6	3	0.2	—	—	13	—	—	3	265	1	1
Total excluding KWE	23,855	126	20.0	46	7.3	$145.5	18	4,250	447	670	34	628	25	3
KWE:
United Kingdom	159	1	0.1	226	8.3	288.2	13	—	135	—	1	209	520	1
Ireland	357	2	0.3	21	1.3	124.9	7	1	—	—	1	138	171	1
Spain	—	—	—	17	0.9	—	—	—	—	—	3	—	—	—
Italy	—	—	—	9	1.1	—	—	—	—	—	—	—	—	—
Total KWE	516	3	0.4	273	11.6	$413.1	20	1	135	—	5	347	691	2
Grand Total	24,371	129	20.4	319	18.9	$558.6	38	4,251	582	670	39	975	716	5
(1) The figures in the investment account detail above include investments that were made and are directly held by KWE based on our 18.2% ownership interest in KWE as of December 31, 2015.
(2) Consists of $96.0 million of KW's share of cash, $(172.2) million of KW's share of unsecured debt, and $(0.1) million of KW's share of hedges.

Kennedy-Wilson Holdings, Inc.
Income-Producing Multifamily and Commercial Investment Summary By Ownership (excluding KWE)
(Unaudited)
(Dollars and square footage in millions)

The following summarizes Kennedy Wilson's income-producing multifamily and commercial portfolio by ownership category. Excluded below are KWE, hotels, commercial - unstabilized, loans, and residential and other investments.

Multifamily
	June 30, 2016						June 30, 2015
KW Ownership Category	Units	Occupancy	Est. Annualized NOI (1)	Debt (2)	Pre-promote Ownership (3)	NOI Growth	Units	Occupancy	Est. Annualized NOI (1)	Debt (2)	Pre-promote Ownership (3)
~100% Owned	7,834	94.8%	$88.1	$894.5	99.2%	21.9%	6,998	94.5%	$72.3	$801.3	99.2%
~50% owned	9,895	95.5%	92.8	919.6	48.7%	(7.8)%	11,000	94.9%	100.6	999.7	52.0%
Minority-owned	7,151	94.1%	81.8	1,025.5	6.9%	8.1%	6,943	94.7%	75.7	910.3	6.2%
Total	24,880	94.9%	$262.7	$2,839.6	46.0%	5.7%	24,941	94.8%	$248.6	$2,711.3	48.9%

Commercial
	June 30, 2016						June 30, 2015
KW Ownership Category	Rentable Sq. Ft.	Occupancy	Est. Annualized NOI (1)	Debt (2)	Pre-promote Ownership (3)	NOI Growth	Rentable Sq. Ft.	Occupancy	Est. Annualized NOI (1)	Debt (2)	Pre-promote Ownership (3)
~100% Owned	2.1	96.8%	$30.2	$242.8	97.9%	93.6%	1.0	91%	$15.6	$131.7	91.1%
~50% owned	0.9	93.2%	17.1	186.6	50.2%	(47.9)%	2.4	89.4%	32.8	314.9	53.3%
Minority-owned	2.7	91.7%	37.4	278.3	21.7%	(23.4)%	3.5	87.2%	48.8	352.2	17.8%
Total	5.7	94.0%	$84.7	$707.7	55.1%	(12.9)%	6.9	82.8%	$97.2	$798.8	42.6%

(1)	Please see “common definitions” for a definition of estimated annualized NOI and a description of its limitations.

(2)	Debt represents 100% debt balance against properties.

(3)	Weighted average ownership figures.

Kennedy-Wilson Holdings, Inc.
Components of Value Summary - as of June 30, 2016
(Unaudited, Dollars in millions)

Below are key valuation metrics provided to assist in the calculation of a sum-of-the-parts valuation of the Company as of June 30, 2016. Please note that excluded below is the potential value of the Company's future promoted interest as well as the value of the Company's team and brand. A sum of the parts can be calculated by adding together KW’s share of the value of its investments (multifamily, commercial, hotels, loans, residential, other, development / redevelopment and KWE), the value of KW’s services business and subtracting KW’s net liabilities.

Investments
		Description	KW Investment Account	Occupancy	Est. Annualized NOI (2)	Investment Debt	Pre-promote Ownership (3)	Common Valuation Approach	Page #
1	Multifamily (1)	24,880 units	$564.9	94.9%	$262.7	$2,839.6	46.0%	Cap rate; price per unit	27
2	Commercial (1)	5.7 million square feet	297.7	94.0%	84.7	707.7	55.1%	Cap rate; price per square foot	28
2a	Commercial: Un-stabilized (1)	700K sq.ft. - Western U.S. 400k sq.ft. - Europe	107.6	52.1%		168.7	60.8%	Price per square foot; equity basis multiple	28
3	Hotels(1)	628 Hotel Rooms	107.8		20.5	118.9	79.1%	Price per key	30
4	Loans, residential, and other(1)	32 real estate investments, 9 unresolved loans	292.1					Equity basis multiple	30
4a	Development and redevelopment	Detail on significant value creation projects	91.4					Residual value of land	32
				# of Shares (millions)	Share Price	Market Value
5	KWE	21.6% ownership in LSE:KWE	$442.9	29.4	$12.75	$374.2	100.0%	Market Value per share; Sum-of-the-parts	33

Investment Management and Real Estate Services
					Annualized Adj. Fees (4)	Annualized Adj. EBITDA (4)
6	Investment management	Management and promote fees			$76.0	$48.2	100.0%	Adj. EBITDA or Adj. Fees Multiple	34
7	Property services and research	Fees and commissions			50.0	10.2	100.0%	Adj. EBITDA or Adj. Fees Multiple	34
	Total				$126.0	$58.4

Net corporate debt
			Total
8	KWH Corporate Debt	Senior notes payable and line of credit	$805.0				100%	Face Value
8	Cash and other net assets	Cash and Hedge Asset	$(250.5)				100%	Book Value
	Total Net Liabilities		$554.5						35
(1) Excludes investments held by KWE.
(2) Please see “common definitions” for a definition of estimated annualized NOI and a description of its limitations.
(3) Weighted-average ownership figures.
(4) Annualized figures are calculated by multiplying the actual six-month adjusted fees/adjusted EBITDA figures by two and are not indicators of the actual results that the Company will or expects to realize in any period.

Kennedy-Wilson Holdings, Inc.
Multifamily Investment Summary
(Unaudited)
(Dollars in millions)

Multifamily	# of Properties	# of Units	Occupancy (1)	Estimated Annualized NOI (2)	Debt (3)	Pre-Promote Ownership % (5)	KW Investment Account(1)
Western U.S.	75	21,489	94.9%	$224.7	$2,242.3	51.0%	$506.5
Japan (4)	50	2,410	94.0	22.6	459.1	5.0	6.9
United Kingdom (4)	1	204	91.0	1.4	—	50.0	11.5
Ireland (4)	4	777	97.7	14.0	138.2	53.8	40
Total excluding KWE	130	24,880	94.9%	$262.7	$2,839.6	46.0%	$564.9
KWE
United Kingdom (4)	1	159	81.3%	$1.6	$—	21.6%	$12.9
Ireland (4)	2	357	97.2	5.8	52.5	21.6	12.5
Total KWE	3	516	92.3%	$7.4	$52.5	21.6%	$25.4

Grand Total	133	25,396	94.8%	$270.1	$2,892.1	43.0%	$590.3

Same Property Analysis By Region (excluding KWE)

The same property analysis below compares the average percentage leased, total revenues and net operating income for properties in which Kennedy Wilson had an ownership interest during the entire span of both periods being compared (6).

Three Months Ended June 30,	Same Property Units	Average % Leased			Total Revenues			Net Operating Income
2016 vs. 2015	2016	2016	2015	% Change	2016	2015	% Change	2016	2015	% Change

Region:
Western U.S.	13,461	94.3%	94.4%	(0.1)%	$62.3	$57.0	9.3%	$41.7	$37.2	12.1%
Japan	2,410	95.0	95.3	(0.3)%	7.4	7.4	(0.3)%	5.6	5.7	(2.0)%
Ireland	777	98.5	95.5	3.2%	4.4	4.0	9.6%	3.5	3.1	14.4%
Total	16,648	94.6%	94.6%	—%	$74.1	$68.4	8.3%	$50.8	$46.0	10.5%

Six Months Ended June 30,	Same Property Units	Average % Leased			Total Revenues			Net Operating Income
2016 vs. 2015	2016	2016	2015	% Change	2016	2015	% Change	2016	2015	% Change

Region:
Western U.S.	13,317	94.2%	94.3%	(0.1)%	$122.0	$111.4	9.6%	$81.9	$72.8	12.5%
Japan	2,410	95.2	95.9	(0.7)%	14.8	14.9	(0.6)%	11.3	11.6	(2.6)%
Ireland	777	98.4	95.5	3.0%	8.8	7.9	10.7%	7.0	6.0	15.8%
Total	16,504	94.5%	94.6%	—%	$145.6	$134.2	8.5%	$100.2	$90.4	10.8%

Note: Percentage changes are based on whole numbers while revenues and net operating income are shown in millions.

(1) As of June 30, 2016.
(2) Please see “common definitions” for a definition of estimated annualized NOI and a description of its limitations.
(3) Debt represents 100% debt balance against properties as of June 30, 2016.
(4) Estimated foreign exchange rates are ¥103 = $1 USD, £0.75 = $1 USD and €0.90 = $1 USD, related to NOI and debt.
(5) Weighted average ownership figures.
(6) “Same property” refers to properties in which Kennedy Wilson has an ownership interest during the entire span of both periods being compared.  The information presented is shown on a cash basis and may exclude certain one-time non-recurring expenses, as applicable. This analysis excludes properties that are either under development or undergoing lease up as part of our asset management strategy.

Kennedy-Wilson Holdings, Inc.
Commercial Investment Summary
(Unaudited)
(Dollars and Square Feet in millions)

Commercial	# of Properties	Rentable Sq. Ft.	Occupancy (1)	Estimated Annualized NOI (2)	Debt (3)	Pre-Promote Ownership % (4)	KW Investment Account(1)
Western U.S. (7)	25	3.6	94.7%	$54.3	$414.6	63.1%	$208.9
Japan (5)	1	—	100.0	0.4	2.3	90.6	4.4
United Kingdom (5)	5	1.9	92.0	22.6	210.0	38.4	58.1
Ireland (5)	1	0.2	100.0	7.4	80.8	50.0	26.3
Total stabilized excluding KWE	32	5.7	94.0%	$84.7	$707.7	55.1%	$297.7
Unstabilized Total (6)	10	1.1	52.1%	N/A	168.7	60.8%	107.6
Total excluding KWE	42	6.8			$876.4		$405.3

KWE:
United Kingdom (5)	218	8.4	95.1%	$129.8	$775.4	21.6%	$278.5
Ireland (5)	22	1.0	97.2	35.9	274.1	21.6	66.7
Spain (5)	17	0.9	93.1	11.7	96.5	21.6	19.8
Italy (5)	9	1.1	100.0	13.3	—	21.6	49.8
Total stabilized KWE	266	11.4	95.6%	$190.7	$1,146.0	21.6%	$414.8
Unstabilized KWE (6)	4	0.3	40.3%	N/A	—	21.6%	38.4
Total KWE	270	11.7			$1,146.0		$453.2

Grand Total	312	18.5	91.4%	$275.4	$2,022.4	30.5%	$858.5

Same Property Analysis By Region (excluding KWE)

The same property analysis below compares the average occupancy, total revenues and net operating income for properties in which Kennedy Wilson had an ownership interest during the entire span of both periods being compared (8).

Three Months Ended June 30,	Same Property Square Feet	Average % Occupancy			Total Revenues			Net Operating Income
2016 vs. 2015	2016	2016	2015	% Change	2016	2015	% Change	2016	2015	% Change

Region:
Western U.S.	2.6	95.1%	93.2%	2.0%	$12.5	$11.9	4.8%	$8.5	$7.8	9.2%
Japan	—	100.0	100.0	—	0.1	0.1	—	0.1	0.1	(0.1)
United Kingdom	1.9	93.3	91.9	1.4	7.4	7.7	(4.2)	5.6	6.2	(9.4)
Ireland	0.2	100.0	100.0	—	1.9	1.9	(1.1)	1.9	1.9	(1.1)
Total	4.7	94.5%	93.0%	1.7%	$21.9	$21.6	1.1%	$16.1	$16.0	0.7%

Six Months Ended June 30,	Same Property Square Feet	Average % Occupancy			Total Revenues			Net Operating Income
2016 vs. 2015	2016	2016	2015	% Change	2016	2015	% Change	2016	2015	% Change

Region:
Western U.S.	2.2	95.6%	94.1%	1.6%	$20.8	$20.2	2.9%	$13.6	$12.9	5.0%
Japan	—	100.0	100.0	—	0.2	0.2	—	0.2	0.2	0.3
United Kingdom	1.9	93.2	92.0	1.4	15.0	15.5	(3.1)	11.6	12.9	(10.0)
Ireland	0.2	100.0	100.0	—	3.7	3.8	(1.3)	3.7	3.8	(2.1)
Total	4.3	94.8%	93.4%	1.4%	$39.7	$39.7	0.2%	$29.1	$29.8	(2.4)%

Note: Percentage changes are based on whole numbers while revenues and net operating income are shown in millions

(1) As of June 30, 2016.
(2) Please see “common definitions” for a definition of estimated annualized NOI and a description of its limitations.
(3) Debt represents 100% debt balance against properties as of June 30, 2016.
(4) Weighted-average ownership figures. Kennedy Wilson's pre-promote ownership of KWE investments is based upon KW's 21.6% ownership of KWE's outstanding share capital as of June 30, 2016.
(5) Estimated foreign exchange rates are ¥103 = $1 USD, £0.75 = $1 USD and €0.90 = $1 USD, related to NOI and debt.
(6) Represents properties that are either under development or undergoing lease up as part of our asset management strategy.
(7) The information presented in this row for Western U.S. commercial assets includes our corporate headquarters wholly owned by KW comprising 58,000 sq. ft., $35 million of debt, 100% occupancy, $3.0 million in annualized NOI and investment account balance of $33.9 million as of June 30, 2016.
(8) “Same property” refers to properties in which Kennedy Wilson has an ownership interest during the entire span of both periods being compared.  The information presented is shown on a cash basis and may exclude certain one-time non-recurring expenses, as applicable. This analysis excludes properties that are either under development or undergoing lease up as part of our asset management strategy.

Kennedy-Wilson Holdings, Inc.
Hotel, Loans, Residential and Other Investment Summary
(Unaudited)
(Dollars in millions)

Hotel	# of Investments	Hotel Rooms	Total Acres	Estimated Annualized NOI (2)	Debt (3)	Pre-Promote Ownership% (4)	KW Investment Account(1)
Western U.S.	2	363	24	$6.0	$39.2	53.2%	$32.4
Ireland (5)	1	265	1	14.5	79.7	100.0	75.4
Total excluding KWE	3	628	25	$20.5	$118.9	79.1%	$107.8

KWE:
United Kingdom (5)	1	209	520	$2.4	$—	21.6%	$10.7
Ireland (5)	1	135	171	1.9	—	21.6%	8.8
Total KWE	2	344	691	$4.3	$—	21.6%	$19.5

Grand Total	5	972	716	$24.8	$118.9	56.1%	$127.3

Loans	Initial # of Loans (6)	Initial UPB (7)	# of Unresolved Loans	Total Collections	Current UPB(1)	Pre-Promote KW Share of Current UPB (8)	Pre-Promote Ownership% (4)	KW Investment Account (1)
Western U.S.	9	$95.2	9	$1.3	$94.0	$74.3	79.0%	$66.1
Total excluding KWE	9	$95.2	9	$1.3	$94.0	$74.3	79.0%	$66.1

KWE:
United Kingdom (6)	8	121.5	7	22.0	110.6	23.9	21.6	$16.2
Ireland (6)	12	239.2	7	66.9	124.1	26.8	21.6	5.5
Total	20	$360.7	14	$88.9	$234.7	$50.7	21.6%	$21.7

Grand Total	29	$455.9	23	$90.2	$328.7	$125.0	38.0%	$87.8
(1) As of June 30, 2016.
(2) Please see “common definitions” for a definition of estimated annualized NOI and a description of its limitations.
(3) Debt represents 100% debt balance against properties as of June 30, 2016.
(4) Weighted-average ownership figures.
(5) Estimated foreign exchange rates are ¥103 = $1 USD, £0.75 = $1 USD and €0.90 = $1 USD, related to NOI and debt.
(6) Represents total number of loans at initial acquisition of respective pools.
(7) Unpaid Principal Balance.
(8) Represents the amount of cash we would receive if the loans are resolved at par, excluding our promoted interests.

Kennedy-Wilson Holdings, Inc.
Hotel, Loans, Residential and Other Investment Summary (Continued)
(Unaudited)
(Dollars in millions)

Residential and Other	# of Investments	Residential Units	Total Acres	Residential Lots	Debt (2)	Pre-Promote Ownership% (4)	KW Investment Account(1)
Western U.S.	31	364	4,248	417	$33.1	39.6%	$273.7
Japan	1	—	—	—	—	100.0	0.3
United Kingdom (3)	1	—	—	—	—	50.0	0.2
Ireland (3)	3	—	13	—	16.9	48.2	43.2
Total excluding KWE	36	364	4,261	417	$50.0	40.6%	$317.4

KWE:
United Kingdom (3)	1	135	—	—	—	21.6%	$10.8
Ireland (3)	1	166	3	—	—	21.6%	17.4
Spain (3)	3	2	—	—	3.5	21.1%	17.4
Total KWE	5	303	3	—	3.5	21.4%	45.6

Grand Total	41	667	4,264	417	$53.5	36.5%	$363.0

(1) As of June 30, 2016.
(2) Debt represents 100% debt balance against properties as of June 30, 2016.
(3) Estimated foreign exchange rates are ¥103 = $1 USD, £0.75 = $1 USD and €0.90 = $1 USD, related to NOI and debt.
(4) Weighted-average ownership figures.

Kennedy-Wilson Holdings, Inc.
Key Development and Re-development Initiatives (excluding KWE) (1)
(Unaudited, Dollars in millions)

			If Completed
Location	Project Description	Est Completion Date	Commercial Sq. Ft.	MF Units	Residential Units	KW Remaining Cash Commitment (estimate) (2)	Investment Account	KW Ownership	Status
Under Development
HI	450 acre Kohaniki project on Kona Coast. Includes 67k sq. ft. clubhouse	NA	—	—	400	$4.6	$48.6	13%	Selling units. Near peak equity for KW
Ireland	Prime waterfront five acre site adjacent to State Street building in Silicon Docks section of Dublin	2018	451,000	190	—	43.5	26.5	43%	Two - level basement under development
Ireland	Additional development within existing 423-unit Clancy Quay apartment community in Dublin	2016 - 2019	15,000	363	—	10.2	10.4	50%	78 units expected to deliver in 2H 2016
Washington, California, Nevada	Six tax-credit apartment development sites in greater Seattle, Santa Rosa, and Reno	2017-2018	—	1,261		—	5.9	46%	Under development
Total Under Development			466,000	1,814	400	$58.3	$91.4

(1) This section includes potential developments or redevelopments that the Company is considering. The scope of these projects may change. There is no certainty that the Company will develop or redevelop any or all of these potential projects. Information as of June 30, 2016.
(2) Figures shown in this column are an estimate of KW's remaining cash commitment to develop to completion or to complete the entitlement process, as applicable, as of June 30, 2016. These figures are budgeted costs and are subject to change. Total estimated project-level capital expenditure of "under development" initiatives is approximately $1.1 billion. Total remaining costs may be financed with third-party cash contributions, proceeds from projected sales, and/or debt financing. These figures are budgeted costs and are subject to change.

Kennedy-Wilson Holdings, Inc.
KWE Investment Summary (1)
(Unaudited)
(Dollars in millions, except share information)

As of June 30, 2016, Kennedy Wilson owns 21.6% of the outstanding share capital of Kennedy Wilson Europe (KWE). Additionally, a wholly-owned subsidiary of Kennedy Wilson acts as the investment manager of KWE, whereby it earns an annual management fee and rights to potential incentive fees. Below is a summary of Kennedy Wilson's stock investment in KWE and the operating metrics of the underlying KWE investments.

	Shares (million)	Price per Share	Market Value(2)	KWH Investment Account	Dividend Yield (3)
KWE Stock Position	29.4	$12.75	$374.2	$442.9	5.0%

(1) All information as of June 30, 2016
(2) Estimated foreign exchange rate is £0.75 = $1 USD. The share price of KWE on June 30, 2016 was £9.61.
(3) Dividend yield is annualized based upon the quarterly dividend of 12 pence per share.

($ in millions, except share count and per share price)
Market Data	June 30, 2016
Common stock price per share (1)	$12.75
Basic shares outstanding	135,933,938
Market Capitalization	$1,733.2
(1) Estimated foreign exchange rate is £0.75 = $1 USD. The share price of KWE on June 30, 2016 was £9.61.

KWE(1)
Portfolio Statistics as of June 30, 2016

Asset Mix	Estimated Annualized NOI	%
Real Estate Assets	$207	96%
Loan portfolios	9	4%
	$216	100%

Geography	Estimated Annualized NOI	%
United Kingdom	$142	66%
Ireland	48	22%
Spain	12	6%
Italy	14	6%
	$216	100%

Sector	Estimated Annualized NOI	%
Office	$109	50%
Retail	61	29%
Industrial	16	7%
Leisure	9	4%
Residential	8	4%
Hotel	4	2%
Loans	9	4%
	$216	100%
(1) Please see “common definitions” for a definition of estimated annualized NOI and a description of its limitations. Estimated foreign exchange rate is £0.75 = $1 USD.
(2) Represents NOI as of June 30, 2016 on an annualized basis and as reported by KWE. Annualized net operating income is not an indicator of the actual net operating income that the Company will or expects to realize in any period.

Kennedy-Wilson Holdings, Inc.
Investment Management and Real Estate Services Platform
(Unaudited)
(Dollars in millions)

Kennedy Wilson's investment management and real estate services platform offers a comprehensive line of real estate services for the full lifecycle of real estate ownership. Kennedy Wilson has over $17 billion in IMRES AUM (1) and 60 million square feet under management.

Below are other key statistics related to our platform:

Investment Management and Real Estate Services
	Investment Management	Property Services & Research
Annualized Q2 2016 Adjusted Fees (2)	$76.0 million	$48.2 million
Annualized Q2 2016 Adjusted EBITDA (2)	$50.0 million	$10.2 million
Description	$5.1 billion in total Invested Capital (3)

(1) As defined in "Common Definitions" section of the earnings release.

(2)  Annualized figures are calculated by multiplying the six-month adjusted fees/adjusted EBITDA figures by two and are not indicators of the actual results that the Company will or expects to realize in any period.

(3) Represents total investment level equity on which we earn fee income, of which $2.0 billion relates to Kennedy Wilson.

Adjusted Fees
	2Q		YTD
	2016	2015	2016	2015
Investment management, property services and research fees	$13.5	$15.5	$32.6	$31.9
Non-GAAP adjustments:
Add back:
Fees eliminated in consolidation(1)	15.3	17.3	22.8	24.3
KW share of fees in unconsolidated service businesses (2)	3.3	3.9	6.7	7.6
Adjusted Fees	$32.1	$36.7	$62.1	$63.8

(1) The three months ended June 30, 2016 and 2015 includes $8.9 million and $13.3 million, respectively, and the six months ended June 30, 2016 includes $14.1 million and $18.2 million, respectively, of fees recognized in net (income) loss attributable to noncontrolling interests relating to portion of fees paid by noncontrolling interest holders in KWE and equity partner investments.
(2) Included in income from unconsolidated investments relating to the Company's investment in a servicing platform in Spain.

Adjusted Fees - Detail
	2Q		YTD
Fee Description	2016	2015	2016	2015
Investment Management - Base	$11.1	$10.2	$21.7	$19.4
Investment Management - Performance	9.5	12.7	16.0	18.5
Investment Management - Acquisition / Disposition	—	2.2	0.2	2.2
Property Services and Research	11.5	11.6	24.2	23.7
Total Adjusted Fees	$32.1	$36.7	$62.1	$63.8

Kennedy-Wilson Holdings, Inc.
Debt and Liquidity Schedule
(Unaudited)
(Dollars in millions)
The table below details the debt maturities of Kennedy Wilson's total consolidated and unconsolidated debt. The amounts are calculated using the contractual ownership interest in unconsolidated joint-ventures and exclusive of loan fees, which may result in a difference as compared to amounts shown on the consolidated balance sheet and pro-rata balance sheet.

	Investment Level			Corporate		Total KW Share
Maturity	Consolidated (excluding KWE)(2)	Consolidated KWE(2)	Unconsolidated Debt	Unsecured Debt
2016	$25.7	$1.0	$163.6	$—		$60.3
2017	188.7	1.7	225.9	—		292.1
2018	95.4	121.7	296.2	100.0		296.9
2019	112.9	673.7	182.5	—		294.7
2020	145.9	95.4	616.2	—		223.4
2021	94.6	4.7	107.9	—		101.5
2022	12.9	404.8	43.8	—		105.5
2023	161.5	221.8	131.5	—		230.3
2024	164.0	7.6	0.9	650.0	(1)	772.7
2025	537.5	616.7	116.0	—		574.2
Thereafter	90.1	159.4	372.0	55.0	(1)	195.4
Total	$1,629.2	$2,308.5	$2,256.5	$805.0		$3,147.0

(1) Represents principal balance of senior notes.
(2) Excludes $28.7 million of unamortized loan fees of and unamortized net discount of $2.7 million, as of June 30, 2016.

Weighted average interest rate (KW Share): 4.1%

Weighted average remaining maturity in years (KW Share): 6.4 years

Kennedy Wilson has exposure to fixed and floating rate debt through its corporate debt along with debt encumbering its consolidated properties and its joint venture investments. The table below details Kennedy Wilson's total consolidated and unconsolidated debt by interest rate type.

(Dollars in millions)	Fixed Rate Debt	Floating with Interest Rate Caps	Floating without Interest Rate Caps	Total Debt (3)	Total KW Share of Debt
Investment Level Debt (excl. KWE)	$2,594.7	$489.9	$801.1	$3,885.7	$1,843.6
KW Corporate Debt	705.0	—	100.0	805.0	805.0
KWE Debt	1,318.8	615.9	373.8	2,308.5	498.4
Total	$4,618.5	$1,105.8	$1,274.9	$6,999.2	$3,147.0
% of Total Debt	66%	16%	18%	100.0%

(3) Represents $3,937.7 million of consolidated asset level debt and $2,256.5 million of unconsolidated asset level debt. Approximately 99% of such asset level debt is non-recourse to the Company.